AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST,
                       NEUBERGER BERMAN MANAGEMENT, INC.,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

          For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the April 30, 1997 Fund Participation Agreement, as amended, among Neuberger Berman Advisers Management Trust, Neuberger Berman Management, Inc. and Jefferson National Life Insurance Company (the "Insurance Company") as follows:

          1. Appendix A and B thereto are hereby modified in their entirety as attached hereto.

          2. All other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, May 1, 2005.

                                     NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

                                     By:    ________________________________
                                     Name:
                                     Title:


                                           NEUBERGER BERMAN MANAGEMENT, INC.

                                     By:    ________________________________
                                     Name:
                                     Title:



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                        JEFFERSON NATIONAL LIFE INSURANCE
                                     COMPANY

                                     By:    ________________________________
                                     Name:  Craig A. Hawley
                                     Title: General Counsel and Secretary





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                                   APPENDIX A

AMT Fasciano Portfolio (Class S)

AMT High Income Bond Portfolio

AMT Limited Maturity Bond Portfolio

AMT Midcap Growth Portfolio

AMT Partners Portfolio

AMT Regency Portfolio

AMT Socially Responsive Portfolio



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                                   APPENDIX B

SEPARATE ACCOUNTS:                           FORM:

Jefferson National Life Annuity Account C    22-4025 (Individual)
                                             32-4000 (Group)

Jefferson National Life Annuity Account E    22-4047/32-4003 (Achievement)
                                             22-4048/32-4002 (Educator)

Jefferson National Life Annuity Account F    22-4061

Jefferson National Life Annuity Account G    22-4056
                                             JNL-2300

Jefferson National Life Annuity Account H    CVIC-2000 or -2001 (state specific)

Jefferson National Life Annuity Account I    CVIC-2004 or -2005 (state specific)

Jefferson National Life Annuity Account J    JNL-2100

Jefferson National Life Annuity Account K    JNL-2200

Jefferson National Variable Account L


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